Exhibit 10.3

CONTRIBUTION, CONVEYANCE AND ASSUMPTION
AGREEMENT

By and Among

SOUTHCROSS ENERGY LLC

SOUTHCROSS ENERGY PARTNERS GP, LLC

SOUTHCROSS ENERGY PARTNERS, L.P.

AND

SOUTHCROSS ENERGY OPERATING, LLC

Dated as of [ • ], 2012

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This Contribution, Conveyance and Assumption Agreement, dated as of [ • ], 2012 (this “Agreement”), is by and among Southcross Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), Southcross Energy Partners GP, LLC, a Delaware limited liability company (the “General Partner”), Southcross Energy LLC, a Delaware limited liability company (“Holdings”), and Southcross Energy Operating, LLC, a Delaware limited liability company (“OLLC”).  The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”  Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, the General Partner and Holdings have formed the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act.

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions has been taken prior to the date hereof:

1.                                      Holdings formed the General Partner under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed to the General Partner $1,000 in exchange for all of the membership interests in the General Partner.

2.                                      The General Partner and Holdings formed the Partnership under the terms of the Delaware LP Act and contributed $20 and $980 to the Partnership, respectively, in exchange for a 2.0% general partner interest and a 98.0% limited partner interest, respectively, in the Partnership.

3.                                      Holdings formed OLLC under the terms of the Delaware LLC Act and contributed to OLLC $1,000 in exchange for all of the membership interests in OLLC.

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following transactions will occur at the times specified herein:

1.                                      Holdings will convey its 100% membership interest in both Southcross Energy GP LLC, a Delaware limited liability company (“Southcross GP”), and Southcross Energy LP LLC, a Delaware limited liability company (“Southcross LP”), to OLLC as a capital contribution.

2.                                      Holdings will convey [ • ]% of its membership interest in OLLC to the General Partner as a capital contribution with a value equal to 2.0% of the equity value of the Partnership (the “GP Contribution Interest”).

3.                                      The General Partner will convey the GP Contribution Interest to the Partnership in exchange for (i) [ • ] general partner units in the Partnership representing a continuation of its 2.0% general partner interest in the Partnership and (ii) the Incentive Distribution Rights in the Partnership.

4.                                      Holdings will contribute its remaining interest in OLLC (the “LP Contribution Interest”) to the Partnership in exchange for (i) [ • ] Common Units representing a [ • ]% limited partner interest in the Partnership, (ii) [ • ] Subordinated Units representing a [ • ]% limited partner interest in the Partnership, (iii) the Partnership’s assumption of Holdings’ debt outstanding and other obligations under the Credit Agreement (the “Existing Debt”), (iv) the right to receive $[ • ] million in cash, a portion of which will be used to reimburse Holdings for certain capital expenditures made with respect to the contributed assets (“Holdings Equity Distribution”) and (v) the right to receive a distribution of $[ • ] million in cash (which the Partnership will source to new debt incurred pursuant to the Second A&R Credit Agreement) (“Holdings Debt Distribution”).

5.                                      The Partnership will redeem the initial limited partner interests of Holdings and will refund Holdings’ initial contribution of $980, as well as any interest or other profit that may have resulted from the investment or other use of such initial capital contribution to Holdings, in proportion to such initial contribution.

6.                                      The agreements of limited partnership and the limited liability company agreements of the aforementioned entities will be amended and restated to the extent necessary to reflect the applicable matters set forth above and contained in this Agreement.

WHEREAS, the members or partners of the Parties have taken all partnership and limited liability company action, as the case may be, required to approve the transactions contemplated by this Agreement.

WHEREAS, at the Effective Time, the public, through the Underwriters, will purchase from the Partnership for $[ • ] million in cash, less the amount of $[ • ] million payable to the Underwriters after taking into account the Underwriters’ discount of [ • ]% and the Structuring Fee payable to Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, [ • ] Common Units (representing a [ • ]% limited partner interest in the Partnership).

WHEREAS, at the Effective Time, the Partnership will (i) pay the Structuring Fee to Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, (ii) pay the transaction expenses, estimated to be approximately $[ • ] million, (iii) repay [$[ • ] million of] the Existing Debt and (iv) pay the Holdings Equity Distribution to Holdings.

WHEREAS, at the Effective Time, the Partnership will (i) enter into the Second A&R Credit Agreement, (ii) borrow $[ • ] million ($[ • ] million net of financing fees) from lenders pursuant to the Second A&R Credit Agreement (the “New Debt”) and (iii) pay the Holdings Debt Distribution to Holdings.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

“Agreement” has the meaning assigned to such term in the preamble.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.  Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Units” has the meaning assigned to such term in the Partnership Agreement.

“Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of June 10, 2011 among Holdings, as borrower, Wells Fargo Bank, N.A., as Administrative Agent, BVA Compass and Suntrust Bank, as Co-Syndication Agents, Citibank, N.A. and U.S. Bank National Association, as Co-Documentation Agents, and the lenders party thereto, as amended, supplemented or otherwise modified from time to time prior to the date hereof.

“Delaware LLC Act” has the meaning assigned to such term in the recitals.

“Delaware LP Act” has the meaning assigned to such term in the recitals.

“Effective Time” means immediately prior to the closing of the initial public offering pursuant to the Underwriting Agreement.

“Existing Debt” has the meaning assigned to such term in the recitals.

“General Partner” has the meaning assigned to such term in the preamble.

“GP Contribution Interest” has the meaning assigned to such term in the recitals.

“Incentive Distribution Rights” has the meaning assigned to such term in the Partnership Agreement.

“Holdings” has the meaning assigned to such term in the preamble.

“Holdings Debt Distribution” has the meaning assigned to such term in the recitals.

“Holdings Equity Distribution” has the meaning assigned to such term in the recitals.

“LP Contribution Interest” has the meaning assigned to such term in the recitals.

“New Debt” has the meaning assigned to such term in the recitals.

“OLLC” has the meaning assigned to such term in the preamble.

“Over-Allotment Option” has the meaning assigned to such term in the Partnership Agreement.

“Party” and “Parties” has the meaning assigned to such term in the preamble.

“Partnership” has the meaning assigned to such term in the preamble.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Southcross Energy Partners, L.P. dated as of [ • ], 2012.

“Registration Statement” means the Registration Statement on Form S-1 filed with the Commission (Registration No. 333-180841), as amended and effective at the Effective Time.

“Second A&R Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of [ • ], 2012, among the Partnership, as borrower, Wells Fargo Bank, N.A., as Administrative Agent, and the lenders party thereto.

“Southcross GP” has the meaning assigned to such term in the recitals.

“Southcross LP” has the meaning assigned to such term in the recitals.

“Structuring Fee” means a fee for certain advisory services equal to [ • ]% of the gross proceeds of the sale of Common Units pursuant to the Underwriting Agreement, including pursuant to any exercise of the Over-Allotment Option.

“Subordinated Units” has the meaning assigned to such term in the Partnership Agreement.

“Treasury Regulation” means the United States Treasury regulations promulgated under the Code.

“Underwriters” means those underwriters listed on Schedule I to the Underwriting Agreement.

“Underwriting Agreement” means that certain Underwriting Agreement by and among Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the Underwriters, the General Partner, the Partnership and OLLC dated as of [ • ], 2012.

ARTICLE II
CONTRIBUTION, ACKNOWLEDGEMENTS AND DISTRIBUTIONS

The following shall be completed immediately following the Effective Time in the order set forth herein:

Section 2.1            Contribution by Holdings of its 100% Membership Interest in Southcross GP and Southcross LP to OLLC.  Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to OLLC, its successors and its assigns, for its and their own use forever, all right, title and interest in and to its 100% membership interest in each of Southcross GP and Southcross LP as a capital contribution, and OLLC hereby accepts the 100% membership interest in both Southcross GP and Southcross LP.

Section 2.2            Conveyance by Holdings of the GP Contribution Interest to the General Partner.  Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the General Partner, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the GP Contribution Interest, and the General Partner hereby accepts the GP Contribution Interest.

Section 2.3            Conveyance by the General Partner of the GP Contribution Interest to the Partnership.  The General Partner hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the GP Contribution Interest as a capital contribution in exchange for (i) [ • ] general partner units representing a continuation of its 2.0% general partner interest in the Partnership and (ii) the issuance of the Incentive Distribution Rights, and the Partnership hereby accepts such GP Contribution Interest as a contribution to the capital of the Partnership.

Section 2.4            Contribution by Holdings of the LP Contribution Interest to the Partnership and Assumption of Existing Debt by the Partnership.  Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the LP Contribution Interest, as a capital contribution, in exchange for (i) [ • ] Common Units representing a [ • ]% limited partner interest in the Partnership, (ii) [ • ] Subordinated Units representing a [ • ]% limited partner interest in the Partnership, (iii) the assumption of the Existing Debt by the Partnership, (iv) the right to receive the Holdings Equity Distribution, a portion of which will be used to reimburse Holdings for certain capital expenditures it incurred with respect to the assets of Southcross GP and Southcross LP pursuant to Treasury Regulation Section 1.70-74(d) and (v) the right to receive the Holdings Debt Distribution.  The Partnership hereby (A) accepts such LP Contribution Interest as a contribution to the capital of the Partnership, (B) assumes the Existing Debt as a primary obligation and liability of the Partnership and (C) undertakes to pay a cash distribution to Holdings as contemplated in clause (v) of this Section 2.4.

Section 2.5            Underwriters’ Cash Contribution.  The Parties acknowledge that the Underwriters have, pursuant to the Underwriting Agreement, made a capital contribution to the Partnership of approximately $[ • ] in cash ($[ • ] net to the Partnership after deducting the underwriting discounts and commissions of $[ • ] and the Structuring Fee payable to Citigroup Global Markets Inc. and Wells Fargo Securities, LLC) in exchange for the issuance by the Partnership to the Underwriters of [ • ] Common Units, representing a [ • ]% limited partner interest in the Partnership.

Section 2.6            Payment of the Structuring Fee.  The Partnership agrees to pay Citigroup Global Markets Inc. and Wells Fargo Securities, LLC the applicable Structuring Fee.

Section 2.7            Payment of Transaction Costs.  The Parties acknowledge the payment by the Partnership of transaction expenses in the amount of approximately $[ • ].

Section 2.8            Payment of Holdings Equity Distribution. The Partnership hereby pays the Holdings Equity Distribution to Holdings.

Section 2.9            Repayment of Existing Debt by the Partnership. The Parties acknowledge the repayment [of $[ • ] million] of the Existing Debt by the Partnership.

Section 2.10         Payment of Holdings Debt Distribution. The Partnership hereby pays the Holdings Debt Distribution to Holdings with the New Debt.

Section 2.11         Redemption of Holdings’ Initial Limited Partner Interests.  For and in consideration of the payment by the Partnership of $980 to Holdings as a refund of their initial capital contribution to the Partnership, along with 98.0% of any interest or profit that resulted from the investment or other use of such capital contribution, the Partnership hereby redeems all of the initial limited partner interests of Holdings.

ARTICLE III
ADDITIONAL TRANSACTIONS

If the Over-Allotment Option is exercised in whole or in part, the Underwriters will contribute additional cash to the Partnership in exchange for up to an additional [ • ] Common Units on the basis of the initial public offering price per Common Unit set forth in the Registration Statement less the amount of underwriting discounts and commissions and applicable Structuring Fee, and the Partnership shall use the net proceeds from that exercise to redeem from Holdings the number of Common Units issued upon such exercise.

ARTICLE IV
FURTHER ASSURANCES

From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (i) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (ii) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (iii) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE V
EFFECTIVE TIME

Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article II of this Agreement shall be effective and operative in accordance with Article VI, without further action by any Party hereto.

ARTICLE VI
MISCELLANEOUS

Section 6.1            Order of Completion of Transactions.  The transactions provided for in Article II and Article III of this Agreement shall be completed immediately following the Effective Time in the following order:  first, the transactions provided for in Article II shall be completed in the order set forth therein; and second, following the completion of the transactions provided for in Article II, the transactions provided for in Article III, if they occur, shall be completed.

Section 6.2            Headings; References; Interpretation.  All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement.  All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender shall include all other genders, and the singular shall include the plural and vice versa.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 6.3            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 6.4            No Third Party Rights.  The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 6.5            Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

Section 6.6            Choice of Law.  This Agreement shall be subject to and governed by the laws of the state of Texas.  Each Party hereby submits to the jurisdiction of the state and federal courts in the state of Texas and to venue in the state and federal courts in Dallas County, Texas.

Section 6.7            Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement.  Instead, this Agreement shall be construed as if it did not contain the particular provisions or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.8            Amendment or Modification.  This Agreement may be amended or modified from time to time only by the written agreement of all the Parties.  Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 6.9            Integration.  This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments.  This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof.  No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

Section 6.10         Deed; Bill of Sale; Assignment.  To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

SOUTHCROSS ENERGY LLC

By:
		Name:	David W. Biegler
		Title:	Chief Executive Officer

SOUTHCROSS ENERGY PARTNERS GP, LLC

By:
		Name:	David W. Biegler
		Title:	Chief Executive Officer

SOUTHCROSS ENERGY PARTNERS, L.P.

By:	SOUTHCROSS ENERGY PARTNERS GP, LLC
its general partner

By:
		Name:	David W. Biegler
		Title:	Chief Executive Officer

SOUTHCROSS ENERGY OPERATING, LLC

By:
		Name:	David W. Biegler
		Title:	Chief Executive Officer

Signature Page to Contribution, Conveyance and Assumption Agreement